                                                                     EXHIBIT 2.1

                                                                Draft:  10/31/96

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption") is dated as of _____________________, 1996 by and among HealthPartners Investors, LLC, a Delaware limited liability company ("Assignor"), HP Funding, Inc., a Delaware corporation ("Assignee") and HealthCare Financial Partners, Inc., a Delaware corporation (the "General Partner").

                                  WITNESSETH:

          WHEREAS, by virtue of its purchase of the limited partnership interests previously held by Farallon Capital Partners, L.P. and RR Capital Partners, L.P. pursuant to that certain Assignment and Assumption of Partnership Interests dated as of March 28, 1996, Assignor is the sole limited partner of that certain Delaware limited partnership known as "HEALTHPARTNERS FUNDING, L.P." (the "Partnership"), which is currently governed by that certain Amended and Restated Limited Partnership Agreement dated as of December 1, 1995 by and between Assignor, as limited partner, and the General Partner, as general partner (the "Partnership Agreement"); and

          WHEREAS, all capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Partnership Agreement; and

          WHEREAS, Assignor desires to assign to Assignee Assignor's entire limited partnership interest as the sole limited partner of the Partnership (the "Partnership Interest"), and Assignee desires to acquire the Partnership Interest and in consideration therefor to pay to Assignor the Purchase Price (as defined in Section 2 below).

          WHEREAS, Assignee is a wholly-owned subsidiary of the General Partner.

          WHEREAS, pursuant to a Roll-Up Agreement, dated as of _______________, 1996 (the "Roll-Up Agreement") between the Partnership, Assignee and the General Partner, immediately following the Closing hereunder the Partnership shall be terminated and dissolved and the assets of the Partnership distributed to Assignee.

          WHEREAS, the General Partner contemplates making an initial public offering of it its common stock (the "IPO") before December 31, 1996 the proceeds of which will be applied, inter alia, to pay in full the Purchase
                                   ----- ----
Price.

          WHEREAS, Farallon Capital Partners, L.P., and RR Capital Partners, L.P. (together, the "Farallon Parties") and Assignee intend to enter into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which Assignee agrees to register upon demand certain shares of Assignee's common stock held by the Farallon Parties.

          WHEREAS, the Farallon Parties, the General Partner and John K. Delaney, Ethan D. Leder, and Edward P. Nordberg, Jr., (the "Principals") intend to enter into a Shareholders Agreement, dated as of the date hereof (the "Shareholders Agreement") under which the Farallon Parties are given certain rights.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Sale.  Subject to Section 2 hereof, effective on the Closing Date:
              ----
(i) Assignor hereby assigns, sells, transfers, conveys and sets over to Assignee all of Assignor's right, title and interest in and to the Partnership Interest, including, without limitation, all of Assignor's interest in the capital, the Profits and Losses arising on or after the Closing Date, and all rights to receive distributions of money, Profits and other assets from the Partnership; provided, however, that Assignor retains all rights to the Profits and other amounts which accrue for the period ending on the Closing Date, and (ii) Assignee assumes and shall be solely responsible for the due and timely performance of all obligations of Assignor under the Partnership Agreement. Assignor hereby represents and warrants to Assignee that Assignor has not heretofore assigned, sold, transferred, conveyed or hypothecated the Partnership Interest in whole or in part, to any person or entity, and further represents and warrants to Assignee that it owns the Partnership Interest free and clear of all liens, claims, charges and other encumbrances.

          2.  Purchase Price.  The aggregate purchase price payable by Assignee
              --------------
in consideration for the assignment and transfer of the Partnership Interest by Assignor shall be an amount equal to Assignor's unreturned capital plus Assignor's share of accrued but undistributed profits as of the Closing Date (the "Purchase Price"). The Purchase Price shall be paid as follows:

          (a) Payment on Closing Date.  On the Closing Date, Assignee shall pay
              -----------------------
to Assignor $__________, which represents an estimate of the Purchase Price.

          (b) Post-Closing Adjustments.  Within 60 days after Closing, the
              ------------------------
General Partner will prepare and promptly deliver to Assignor a final accounting (which shall include all supporting information) of: (i) Partnership income and expenses, profits and allocations through the Closing Date and (ii) the calculation of the Purchase Price. The final accounting shall be subject to dispute resolution as follows: (I) Assignor shall have 60 days to review the final accounting; (II) if Assignor disputes the final accounting, Assignor and the General Partner shall attempt in good faith to resolve the dispute for 30 days and if they fail to so resolve the dispute within such 30-day period, each will promptly appoint an accounting firm (the expenses of which shall be paid by the party appointing such accounting firm) which two firms will have 30 days to resolve any dispute (and any dispute so resolved shall be binding); (III) if the two accounting firms fail to resolve such dispute within 30 days, then those two accounting firms shall mutually appoint a third accounting firm to promptly resolve the remaining disputed items whose determination shall be binding (and whose expenses shall be shared evenly). An adjustment payment shall be made by Assignee (if Assignee has not paid the full Purchase Price) or Assignor (if Assignor has received in excess of the Purchase Price) immediately following and in accordance with the determinations made under such final accounting or dispute resolution, as applicable.

          (c) Calculations. For purposes of determining the Purchase Price, the
              ------------
following rules shall apply:

               (i) All fees and expenses incurred in connection with this Agreement, the Transaction Documents and the IPO shall be charged to and paid by the General Partner and shall be "General Partner Expenses" and not "Partnership Expenses" (as defined in Section 2.06 of the Partnership Agreement).

               (ii) the Partnership's fiscal year shall be deemed to end on the Closing Date and all calculations of income, profit and loss and all other allocations shall be made through such date.

               (iii) Assignor's unreturned capital shall not be reduced by any reserve or other charge of any kind except for reserves or charges related to specific losses; provided that if any such amount against which a reserve was so taken is subsequently collected, the Assignee shall promptly notify Assignor thereof and pay to Assignor the full amount which would have been payable under this Agreement as if no such reserve had ever been taken.

          3.  Conditions.  The obligations of the Assignor under this Assignment
              ----------
and Assumption are subject to the fulfillment of each of the following conditions, unless waived by the Assignor in writing, at or before the closing (the "Closing"; and the date on which the Closing occurs is the "Closing Date") of the sale and transfer of the Partnership Interest.

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the General Partner and Assignee contained in this Assignment and Assumption shall be true in all material respects on and as of the Closing Date with the same force and affect as though made on and as of the Closing Date.

          (b) Performance of Agreements.  The General Partner and Assignee shall
              -------------------------
have performed and complied with all of its covenants and other obligations contained in this Assignment and Assumption, the Roll-Up Agreement, the Registration Rights Agreement, the Shareholders Agreement and the other Transaction Documents required to be performed or complied with at or before the Closing Date.

          (c) IPO.  The IPO shall have occurred and been consummated.
              ---

          (d) Roll-Up.  Assignee, the General Partner and the Partnership shall
              -------
have executed and delivered the Roll-Up Agreement and the transactions contemplated thereunder, including without limitation the transfer of the properties, assets, rights, business, contracts, goodwill and liabilities of the Partnership to the Assignee (such transfer, collectively the "Roll-Up") shall occur simultaneously herewith.

          (e) Consents.  All consents required in connection with this
              --------
Assignment and Assumption, the Roll-Up Agreement, the Registration Rights Agreement, the Shareholders Agreement, the exercise of the Warrants and the agreements and other documents executed in connection therewith (collectively, the "Transaction Documents") and the transactions contemplated thereby (including without limitation the consent to this Agreement and Assumption from Fleet (attached as Exhibit 3(e)) shall have been received by the Assignee, the General Partner and Assignor.

          (f) Registration Rights Agreement.  The Farallon Parties and the
              -----------------------------
General Partner shall have executed and delivered the Registration Rights Agreement related to the shares of General Partner Common Stock owned (or to be owned) by the Farallon Parties in the form attached as Exhibit 3(f).

          (g) Shareholders Agreement.  The Farallon Parties, the General Partner
              ----------------------
and the Principals shall have entered into the Shareholders Agreement in the form attached as Exhibit 3(g).

          (h) Purchase Price. Assignor shall have received payment of the
              --------------
Purchase Price payable under Section 2 hereof.

          (i) Resolutions.  The General Partner and Assignee shall have duly
              -----------
adopted Board and Shareholder resolutions approving the Transaction Documents and the transactions contemplated thereby, and Assignor shall have received from the chief executive officers of the General Partner and Assignee a certificate certifying: (i) adoption of such resolutions; (ii) the Certificate of Incorporation and Bylaws; and (iii) the incumbency of officers.

          4.  Representations and Warranties of Assignee. The General Partner
              ------------------------------------------
and Assignee represent and warrant to Assignor as of the date hereof and as of the Closing Date as follows:

          (a) Corporate Existence and Power.  Each of the General Partner and
              -----------------------------
Assignee (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has all necessary corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

          (b) Capitalization.  As of the date of this Assignment and Assumption,
              --------------
3,799,991 shares of Common Stock of the General Partner and -0- shares of Preferred Stock of the General Partner (together with the Common Stock, the "Company Stock") are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and nonassessable. Except for such Company Stock, there are no shares of capital stock or other equity securities of the General Partner outstanding. The Farallon Parties collectively own of record 549,493 shares of Common Stock which shall equal 14.46% of the total shares of Common Stock (assuming exercise of the Farallon Warrants referred to in Section 4(d)) of the General Partner outstanding immediately before the closing of the IPO (determined on a fully diluted basis).

          (c) No Other Rights.  Except as described in the Registration
              ---------------
Statement filed by the General Partner in connection with the IPO, (1) there are no preemptive or similar rights on the part of any holder of any class of securities of the General Partner, and (2) no options, warrants, conversion or other rights, agreements or commitments of any kind are outstanding that obligate the General Partner, contingently or otherwise, to issue, sell, purchase, return or redeem any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares or that give any individual or entity the right to receive any benefits or rights substantially similar to any enjoyed by or accruing to holders of shares of capital stock of the General Partner, and no authorization therefor has been given. No shares of capital stock of the General Partner are held in the General Partner treasury and no shares of capital stock of the General Partner are reserved for issuance for those rights set forth on Schedule 3(c). There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Stock. The Company Stock has not been issued in violation of any purchase option, call, right of first refusal or preemptive or similar rights.

          (d) Exercise of Warrant.  There is sufficient Common Stock authorized
              -------------------
and reserved for issuance by the General Partner for the exercise by Assignor of the Warrants granting Assignor the right to purchase an aggregate of 379,998 shares of Common Stock of the General Partner (the "Farallon Warrants"). The Farallon Warrants were duly granted and are legal, valid and binding on the General Partner. The 379,998 shares of Common Stock issuable upon the exercise of the Warrants will be duly authorized, validly issued and fully paid and non-assessable.

          (e) Authorization; Binding Effect.  The execution and delivery by
              -----------------------------
each of the General Partner and Assignee of each of the Transaction Documents to which it is or may become a party, the performance by it of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate action. This Assignment and Assumption has been duly executed and delivered by the General Partner and Assignee, and each of the Transaction Documents to which the General Partner or Assignee is or may become a party is, or when executed and delivered in accordance with this Assignment and Assumption will be, legal, valid and binding obligations of the General Partner or Assignee, as the case may be, enforceable against it in accordance with its terms.

          (f) Contravention.  Neither the execution, delivery and performance of
              -------------
this Assignment and Assumption or the other Transaction Documents by the General Partner or Assignee nor the consummation of the transactions contemplated hereby and thereby will (with or without notice or lapse of time or both) (ii) conflict with, violate or breach any provision of the certificate or incorporation or bylaws of the General Partner or Assignee, (iii) violate, conflict with or result in a breach of any writ, judgment, injunction, order, decree or award of any governmental body by which either the General Partner or Assignee or their respective properties may be bound or affected, or (iii) conflict with, result in a default under, or give rise to a right of termination, cancellation, or acceleration or to a loss of a benefit under any material agreement to which Assignee or the General Partner is a party or by which Assignee or the General Partner or their respective properties may be bounded or affected.

          (g) Approvals.  No authorization, consent, order or approval of,
              ---------
notice to or registration or filing with, or any other action by any person, entity or governmental body is required in connection with (a) the due execution and delivery by Assignee or the General Partner of any of the Transaction Documents to which either is or may become a party, (b) the consummation of the transactions contemplated by the Transaction Documents, or (c) the performance by Assignee and the General Partner of their obligations under the Transaction Documents.

          (h) Holders of Record.  Of the 169,495 shares of Common Stock
              -----------------
of the General Partner owned of record by the Farallon Parties (the "Farallon Shares"), which excludes the 379,998 shares of Common Stock of the General Partner issued or to be issued in connection with the exercise of the Farallon Warrants, (i) 169,498 shares were held of record by Cash Flow Management, L.P. from December 28, 1994 to January 31, 1996; (ii) 144,073 shares were held of record by Farallon Capital Partners, L.P. and 25,422 shares were held of record by R.R. Capital Partners, L.P., from January 31, 1996 to April 1, 1996, (iii) 169,495 shares were held of record by HealthPartners Investors, LLC from April 1, 1996 to November 5, 1996 and (iv) from and after November 5, 1996, 143,814 shares were held of record by Farallon Capital Partners, L.P. and 25,081 shares were held of record by R.R. Capital Partners, L.P.. During the period which it held the Farallon Shares, Cash Flow Management L.P. held approximately 4.5 % of the General Partner's Common Stock on a fully diluted basis,

Of the 379,998 shares of Common Stock of the General Partner issuable upon exercise of the Farallon Warrants (i) 322,998 shares were held of record by Farallon Capital Partners, L.P. from December 28, 1994 to March 28, 1996;
(ii) 57,000 shares were held of record by Tinicum Partners, L.P. from December 28, 1994 to December 1, 1995; (iii) 37,000 shares were held of record by R R Capital Partners, L.P. from December 1, 1995 to March 28, 1996; (iv) 379,998 shares were held of record by Assignor from March 28, 1996 to November 5, 1996 and (v) from and after November 5, 1996 322,423 shares were held of record by Farallon Capital Partners, L.P. and 57,575 shares were held of record by R R Capital Partners, L.P.

           5.  Acceptance of Assignment.  Assignee hereby accepts the assignment
              ------------------------
of the Partnership Interest, and agrees to be bound by all of the terms and conditions of the Partnership Agreement applicable to Limited Partners.
Assignee hereby represents for the benefit of Assignor and the Partnership that it is acquiring the Partnership Interest for its own account and not with a view to the resale or distribution thereof, and agrees that it will not transfer, sell or dispose of, or offer to transfer, sell or dispose of, all or any portion of the Partnership Interest to any person or persons in any manner that would violate or cause the Partnership or the General Partner to violate applicable Federal or state securities laws.

          6.  Covenants.
              ---------

          (a) Legal Expenses.  Promptly after the Closing, the General Partner
              --------------
shall pay all reasonable costs and expenses, including without limitation, all reasonable legal fees, incurred by Assignor with respect to the preparation, negotiation, execution and enforcement of the Transaction Documents.

          (b) Further Assurances. Each party shall promptly upon request by the
              ------------------
other party correct any defect or error that may be discovered in any Sale Document or in the execution, acknowledgment or recordation of any Sale Document.

          7.  Release.  The General Partner agrees and acknowledges that
              -------
Assignor has fully performed all commitments and obligations under the Partnership Agreement and has no further commitments, obligations or liabilities thereunder except only any obligation under Section 2 hereof following a final accounting to return excess payments received. Assignor agrees that from and after the Closing Date it has no further rights under the Partnership Agreement except the right to receive the Purchase Price provided herein which shall continue in full force and effect.

          8.  Applicable Law.  This Assignment and Assumption shall be
              --------------
interpreted, construed and enforced in accordance with the laws of the State of Delaware.

          9.  Successors and Assigns.  This Assignment and Assumption shall be
              ----------------------
binding upon and shall inure to the benefit of Assignor, the General Partner and Assignee and their respective legal representatives, successors and assigns. The Farallon Parties which are not signatories to this Agreement are nevertheless third party beneficiaries hereof.

          10.  Severability.  Should any party of this Assignment and Assumption
               ------------
for any reason be declared or held invalid, unenforceable or illegal, such invalidity, unenforceability, or illegality shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Assignment and Assumption had been executed with the invalid, unenforceable or illegal portion thereof eliminated.

          11.  Integration.  This Assignment and Assumption contains the final
               -----------
and entire agreement between the parties thereto with respect to the assignment and transfer of the Partnership Interest, and is intended to be an integration of all prior negotiations and understandings. The parties make no representations, warranties, covenants, express or implied, except as expressly set forth herein. No change or modification of this Assignment and Assumption shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

          12.  No Waiver; Remedies.  No failure or delay by any party in
               -------------------
exercising any right, power or privilege under this Assignment and Assumption will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Assignment and Assumption will be cumulative and not exclusive of any rights or remedies provided by law.

          13.  Counterparts.  This Assignment and Assumption may be executed in
               ------------
counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute a single instrument.

          14.  Descriptive Headings.  The headings in this Assignment and
               --------------------
Assumption are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Assignment and Assumption.

          15.  Termination.  This Assignment and Assumption and all obligations
               -----------
hereunder shall terminate on December 31, 1996, unless on or prior to such date Assignee shall have consummated the IPO.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment and Assumption of Partnership Interest as of the date first above written.

                         ASSIGNOR:
                         HEALTHPARTNERS INVESTORS, LLC
                         a Delaware limited liability company

                         By: Farallon Capital Management, L.L.C., its Manager

                         By: ________________________________
                             Name:
                             Title:

                         ASSIGNEE:
                         HP FUNDING, INC.,
                         a Delaware corporation

                         By: ________________________________
                             Name:
                             Title:


                         GENERAL PARTNER:
                         HEALTHCARE FINANCIAL PARTNERS, INC.
                         a Delaware corporation

                         By: ________________________________
                             Name:
                             Title:

                                    CONSENT


     The undersigned, in its capacity as general partner of HealthPartners Funding, L.P., hereby consents to the assignment and assumption pursuant to the foregoing Assignment and Assumption of a Partnership Interest, and to the substitution of Assignee as a Limited Partner in the Partnership.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the _____ day of November, 1996.


ATTEST:                            HEALTHCARE FINANCIAL PARTNERS, INC.
(Seal)                             a Delaware corporation


By: ____________________           By: __________________________________
    Name:                              Name:
    Title:                             Title:

                                                                    EXHIBIT 3(e)


                                 FLEET CONSENT
                                 -------------

                                                                    EXHIBIT 3(f)


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                                                                    EXHIBIT 3(g)


                             SHAREHOLDERS AGREEMENT
                             ----------------------

                                                               DRAFT of 10/31/96

                            SHAREHOLDERS AGREEMENT
                            ----------------------

          SHAREHOLDERS AGREEMENT made as of November ____, 1996 by and among HealthCare Financial Partners, Inc., a Delaware corporation (the "Company"), Farallon Capital Partners, L.P., a California limited partnership ("FCP"), RR Capital Partners, L.P., a Delaware limited partnership ("RR" and together with FCP the "Farallon Holders"), and John K. Delaney, Ethan D. Leder, and Edward P. Nordberg, Jr., (collectively, the "Principals").

          WHEREAS, the Farallon Holders currently hold 169,495 shares of common stock of the Company (the "Common Stock") and warrants (the "Warrants") to purchase another 379,998 shares of Common Stock (such shares, together with any securities issued in respect of such shares by reason of any stock split, stock dividend, recapitalization, reorganization or similar event, are hereinafter referred to as the "Farallon Shares").

          WHEREAS, the Company plans to make an Initial Public Offering of Common Stock on or around November 21, 1996.

          WHEREAS, Health Partners Investors, LLC, a Delaware limited liability company, HP Investors, HP Funding, Inc., a wholly owned subsidiary of the Company, and the Company are entering into that certain Assignment and Assumption Agreement dated the date hereof and execution and delivery of this Agreement is a condition to HP Investors' agreement to consummate the transactions contemplated hereunder.

          WHEREAS, terms used herein have the meanings stated in Section 3.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

          Section 1.  Covenants.  For so long as the Farallon Holders, the
                      ---------
Farallon Affiliates and the Farallon Transferees collectively hold at least 295,000 of the Farallon Shares as constituted on the date of this Agreement, then the following shall apply:

               (a)  No Affiliated Transactions. The Company shall not engage
                    --------------------------
in any transaction with any Principal or any Principal Affiliate unless (i) such transaction is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a person who is not one of the Principals or a Principal Affiliate or (ii) with respect to any transaction involving a Principal or a Principal Affiliate in its capacity as an employee of the Company, such transaction is fair and reasonable and consistent with the policies of the Company which are applied to all of its employees.

               (b)  No Cheap Stock. The Company and each entity in which the
                    --------------
Company owns any interest shall not issue or grant any Equity Right to any Principal or Principal Affiliate unless at such time the Principal or the Principal Affiliate, as the case may be, pays to the Company in cash in full the fair market value of such Equity Right; provided, however, this provision shall not apply to the issue, grant or exercise of an option to purchase 37,000 shares of Common Stock to each of the Principals or to the grant of an Equity Right (provided payment is required under the terms of a grant) to any person at not less than the fair market value of such Equity Right on the date of grant.

               (c)  Issuance to Principals. In the event that the Company
                    ----------------------
fails to consummate an Initial Public Offering on or before December 31, 1996, if after the Warrant Exercise Date (i) the Company sells shares of Common Stock to any of the Principals or Principal Affiliates or to Richard I. Metcalf or J. Mitchell Reese or any of their respective family members (including parents, siblings and children) or any entity directly or indirectly controlled by either of such persons (collectively, the "Existing Shareholders"), or (ii) the Company issues any securities convertible into shares of Common Stock to any of the Existing Shareholders or (iii) the Company issues any option, warrant or other right to purchase shares of Common Stock to any Existing Shareholders (collectively, the "Additional Equity Rights"), then the Farallon Holders shall be issued identical Additional Equity Rights except that such issue shall be for a number of shares such that each Farallon Holder's percentage ownership of the Company represented by the Warrant Shares immediately prior to the issuance of the Additional Equity Rights to the Existing Shareholders shall be preserved (as determined on a fully diluted basis assuming exercise and conversion of all Additional Equity Rights of the Company including without limitation those issued to the Existing Shareholders); provided, however, that if the Existing Shareholders provide any consideration to the Company in exchange for any such Additional Equity Rights, then such issuance of such Additional Equity Rights to each Farallon Holder shall be conditioned upon the receipt by the Company of cash consideration from such Farallon Holder in an amount equal to the same consideration per share received by the Company from the Existing Shareholders for such Additional Equity Rights. The Company shall notify the Farallon Holders of the occurrence of any event described in clauses (i), (ii) and (iii) hereof.

               (d)  Tag-Along Rights. If any Principal or Principal Affiliate
                    ----------------
from time to time proposes to sell any stock of the Company (a "Selling Party"),
                                                                -------------
then

                    (i) the Selling Party (or the related Principal if any Principal Affiliate is the Selling Party) shall promptly notify each Farallon Holder thereof in writing including all material terms and conditions thereof;

                    (ii) each Farallon Holder shall have 20 days to elect to sell up to the portion (calculated as the percentage of such Farallon Holder's Farallon Shares as equals the percentage of the Selling Party's stock of the Company which is proposed to be sold) of its Farallon Shares on the same terms and conditions;

                    (iii) the sales by the Selling Party and the Farallon Holders (with respect to the Farallon Shares the Farallon Holders elect to sell) shall occur simultaneously (and the sale by the Selling Party shall not occur unless the sale by the Farallon Holders (with respect to the Farallon Shares such Farallon Holders elect to sell) also occurs.

          Section 2.  Rule 144 Reporting
                      ------------------

               (a) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale by the Farallon Holders to the public without registration, the Company agrees, but only after and for so long as the Company becomes subject to the requirements of
Section 13 or 15(d) of the Securities Exchange Act, to:

                      (i) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act and all such information required to sell securities under Rule 144, at all times from and after 10 days following the effective date of the Initial Public Offering;

                      (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities and Exchange Act at any time after it has become subject to such reporting requirements; and

                      (iii) So long as any Farallon Holder owns any restricted securities, as such term is defined in Rule 144 ("Restricted Securities"), furnish to such Farallon Holder forthwith upon its request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Farallon Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Farallon Holder to sell any such Restricted Securities without registration.

               (b) In the event any Farallon Holder sells any Restricted Securities under Rule 144, such Farallon Holder shall comply with all requirements of Rule 144 and of the Securities Act in connection with such sale and shall furnish to the Company and the Company's stock transfer agent an opinion of counsel reasonably satisfactory to the Company to the effect that all such requirements have been complied with.

          Section 3.  Certain Definitions.  As used in this Agreement, the
                      -------------------
following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" has the meaning stated in the first recital of this Agreement.

          "COMPANY" has the meaning stated in the heading of this Agreement.

          "EQUITY RIGHT" means: (i) any class, series or type of the Company's stock or securities ("Company Securities"), (ii) securities or instruments
                      ------------------
convertible into any Company Securities,(ii) any options, warrants or rights to acquire any Company Securities, and (iv) any "phantom" or similar rights with respect to any Company Securities.

          "FARALLON HOLDER" shall have the meaning stated in the heading of this Agreement.

          "FARALLON AFFILIATE" means with respect to any Farallon Holder each entity, directly or indirectly, controlled by, under common control with or controlling such Farallon Holder [and each entity controlled or managed by Farallon Partners, L.L.C. or Farallon Capital Management, L.L.C.]

          "FARALLON TRANSFEREE" means each transferee of all or any of any Farallon Holder's rights hereunder.

          "INITIAL PUBLIC OFFERING" means the date of the closing of a public offering pursuant to an effective Registration Statement filed under the Securities Act covering the sale of common stock of the Company.

          "PRINCIPAL" means John K. Delaney, Ethan D. Leder, and Edward P. Nordberg, Jr.

          "PRINCIPAL AFFILIATE" means with respect to any Principal, his family members (including parents, siblings and children) and each entity directly or indirectly controlled by such Principal.

          The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration of the sale of securities of the Company effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, which shall become effective.

          "WARRANT" has the meaning stated in the first recital of this Agreement.

          "WARRANT EXERCISE DATE" means the date that the Warrants are exercised.

          "WARRANT SHARES" shall mean the shares of Common Stock received by the Farallon Warrant Holders in connection with the exercise of the Warrants.

          Section 4.  Exercise of Warrants.  FCP and RR shall exercise the
                      --------------------
Warrants in full on or prior to November ___, 1996.

          Section 5.  Termination.  This Agreement and all obligations of the
                      -----------
parties hereunder (except for the obligation of the Company under Section 1(c) hereof) shall terminate if the Assignment and Assumption Agreement terminates pursuant to Section 15 thereof or on the third anniversary hereof.

          Section 6.  Miscellaneous
                      -------------

               (a)    Amendments and Waivers. Except as otherwise provided
                      ----------------------
herein, the provisions of this Agreement may be amended or modified only by a writing signed by the parties hereto.

               (b)    Notices.  All notices, statements, instructions or other
                      -------
communications or documents to be given under this Agreement or under any other agreement or document delivered in connection with this Agreement, if any, shall be in writing. They shall be delivered personally; or by mail in a sealed envelope, first class postage prepaid and either certified or registered, return receipt requested (notices mailed to or from places outside the United States shall be mailed via air mail); or by telefax, telegraph, or other electronic means, with a copy mailed as provided above; all to be addressed as set forth on the signature pages hereof, or to such other address as may be designated from time to time by notice given in the manner provided by this paragraph. Notices to the Farallon Holders shall include a copy sent at the same time and by the same means to Richards Spears Kibbe & Orbe, One Chase Manhattan Plaza, New York, New York 10005 (Attention: William Q. Orbe). Notices delivered personally shall be deemed given on the date delivered. Notices delivered by telefax, telegraph, telex or other electronic means shall be deemed given on the date sent if the confirming copy is mailed on the same date. Mailed notices shall be deemed given on the date received as shown on the return receipt.

               (c)    Governing Law.  This Agreement and each other agreement or
                      -------------
document delivered in connection with this Agreement, if any, shall be governed by and construed in accordance with the laws of the State of Delaware.

               (d)    Assignment; binding effect. This Agreement shall be
                      --------------------------
binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

               (e)    Headings. Headings are included in this Agreement for
                      --------
convenience of reference only. They are not a part of this Agreement. No interpretation or construction of the Agreement shall be derived from or based on headings.

               (f)    Entire agreement. This agreement; any other agreement or
                      ----------------
document delivered in connection with this Agreement, if any; and the accompanying Schedules, if any; state the entire agreement and understanding of the parties on the subject matter of the Agreement, and supersede all previous agreements, arrangements, communications and understandings relating to that subject matter.

               (g)    Counterparts.  This Agreement may be signed in two or more
                      ------------
counterparts, each of which shall be deemed an original, with the same effect as if all signatures were on the same document.

               (h)    Relationship of parties. Nothing in this Agreement shall
                      -----------------------
be deemed to constitute any party a partner, joint venturer, employer, employee, master, servant, principal or agent of any other party or of any other person.

               (i)    Additional documents, etc. In connection with this
                      --------------------------
Agreement and all transactions contemplated hereby, each party agrees without further consideration to execute and deliver such additional documents and to perform such additional acts as may be necessary to carry out and perform all of the terms and conditions of this Agreement and all transactions contemplated hereby. If a party fails to execute and deliver such additional documents or to perform such additional acts, the then-current officers of the each other party are hereby appointed attorneys-in-fact of the failing party to execute and deliver such additional documents or to perform such additional acts.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                                    HEALTHCARE FINANCIAL PARTNERS, INC.


Address:
                                    By:______________________________



                                    FARALLON CAPITAL PARTNERS, L.P.


Address:
c/o Farallon Capital                By:  Farallon Partners, L.L.C.
Management, L.L.C.                  its General Partner
One Maritime Plaza
Suite 1325                               By:_________________________
San Francisco, CA 94111
Attn: Jason Fish

                                    RR CAPITAL PARTNERS, L.P.


Address:
c/o Farallon Capital                By:  Farallon Partners, L.L.C.
Management, L.L.C.                  its General Partner
One Maritime Plaza
Suite 1325                               By:_________________________
San Francisco, CA 94111
Attn: Jason Fish


Address:


                                    _________________________________
                                    John K. Delaney


Address:


                                    _________________________________
                                    Ethan D. Leder


Address:


                                    _________________________________
                                    Edward P. Nordberg, Jr.